QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2002

SIMON PROPERTY GROUP, INC.	SPG REALTY CONSULTANTS, INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
DELAWARE	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
04-6268599	13-2838638
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
001-14469	001-14469-01
(Commission File Number)	(Commission File Number)

115 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices and zip code)

(317) 636-1600
(Registrants' telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        Simon Property Group, Inc. a Delaware corporation ("SPG"), and SPG Realty Consultants, Inc., a Delaware corporation ("SRC" and together with SPG, the "Companies"), are filing this Current Report on Form 8-K in connection with the public offering of shares of common stock of SPG, each share of which is paired with a beneficial interest in 1/100th of a share of common stock of SRC (the "Paired Shares"). The Paired Shares were registered as part of the Companies' Registration Statement on Form S-3 (File Nos. 333-68938 and 333-68938-01) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on September 24, 2001. On June 26, 2002, the Companies entered into an Underwriting Agreement and a related Terms Agreement with Goldman, Sachs & Co. and Salomon Smith Barney with respect to the offering.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits:

        The exhibits listed below relate to the Registration Statement and are filed herewith for incorporation by reference in the Registration Statement.

Exhibit Number	Description of Exhibit
(Referenced to Item 601 of Regulation S-K)
1.1	Underwriting Agreement dated June 26, 2002 among the Companies, Goldman, Sachs & Co. and Salomon Smith Barney Inc.
1.2	Terms Agreement dated June 26, 2002 among the Companies, Goldman, Sachs & Co. and Salomon Smith Barney Inc.
5	Opinion of Baker & Daniels, counsel to the Company, as to the legality of the Paired Shares
8	Opinion of Baker & Daniels, counsel to the Company, as to certain federal tax matters
23	Consent of Baker & Daniels (included in its opinions filed as Exhibit 5 and Exhibit 8)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SIMON PROPERTY GROUP, INC. SPG REALTY CONSULTANTS, INC.

	By:	/s/ Stephen E. Sterrett
	Name:	Stephen E. Sterrett
Dated: June 26, 2002	Title:	Executive Vice President and Chief Financial Officer

QuickLinks

  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES